      As filed with the Securities and Exchange Commission on May 9, 2002
                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                                  US LEC CORP.
             (Exact name of Registrant as specified in its Charter)

            Delaware                                 56-2065535
    (State or other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or Organization)

           Morrocroft III
        6801 Morrison Boulevard
        Charlotte, North Carolina                       28211
(Address of principal executive offices)              (Zip Code)

                              _____________________

                                  US LEC Corp.
                             1998 Omnibus Stock Plan
                          Employee Stock Purchase Plan
                                       And
                           Non-Qualified Stock Option

                            (Full title of the Plans)
                              _____________________

                              Aaron D. Cowell, Jr.
                                    President
                                  US LEC Corp.
                                 Morrocroft III
                             6801 Morrison Boulevard
                         Charlotte, North Carolina 28211
                     (Name and Address of Agent for Service)

                                 (704) 319-1000
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            Barney Stewart III, Esq.
                             Moore & Van Allen, PLLC
                        100 North Tryon Street, Floor 47
                      Charlotte, North Carolina 28202-4003
                                 (704) 331-1000
                              _____________________

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================

Title of Securities to be       Amount to be        Proposed Maximum Offering     Proposed Maximum
        Registered               Registered            Price Per Share(1)        Aggregate Offering          Amount of
                                                                                        Price             Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock          3,050,000 shares              $2.97                   $9,058,500.00              $834
==============================================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based upon the average of the high and low prices reported by Nasdaq on May 9, 2002.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement covers (i) 1,500,000 shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of US LEC Corp. (the "Company" or the "Registrant") reserved for issuance under the Company's 1998 Omnibus Stock Plan (the "1998 Plan"), (ii) 1,000,000 shares of Common Stock reserved for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan"), and (iii) 550,000 shares of Common Stock reserved for issuance upon the exercise of a non-qualified option to purchase shares of the Company's Class A Common Stock granted to Francis J. Jules, a director and the chief executive officer of the Company. Pursuant to Rule 428 promulgated under the Securities Act, the Company intends to deliver a prospectus meeting the requirements of Part I of Form S-8 to Mr. Jules and to all participants in the 1998 Plan and the Purchase Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the "Commission") and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents heretofore filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Registration Statements on Form S-8, Commission File Numbers 333-61617, 333-78075, 333-42890 and 333-42976, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

     (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed March 29, 2002; and

     (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A (File No. 000-24061) filed on April 21, 1998 pursuant to Section 12(g) of the Exchange Act.

     In addition, all documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law and the Registrant's certificate of incorporation and by-laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's certificate of incorporation and bylaws.

         The Registrant has in effect a directors' and officers' liability insurance policy.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.       Description of Document
----------        -----------------------

5                 Opinion of Moore & Van Allen, PLLC

23.1              Consent of Deloitte & Touche, LLP

23.2 Consent of Moore & Van Allen, PLLC (included in the opinion filed as Exhibit No. 5)

24                Power of Attorney (included on the signature page.)

Item 9.  Undertakings.

         (a)  The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 9, 2002.

                                        US LEC CORP.

                                        By:/s/ Aaron D. Cowell, Jr.
                                           -------------------------------------
                                           Aaron D. Cowell, Jr.
                                           President and Chief Operating Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Aaron D. Cowell, Jr. and Michael K. Robinson, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacity, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                  Title                           Date
                ---------                                  -----                           ----
/s/ RICHARD T. AAB
____________________________________            Chairman of the Board of Directors           May 9, 2002
Richard T. Aab


/s/ ANTHONY J. DINOVI
____________________________________            Director                                     May 9, 2002
Anthony J. Dinovi


/s/ DAVID M. FLAUM
____________________________________            Director                                     May 9, 2002
David M. Flaum


/s/ TANSUKH V. GANATRA
____________________________________            Director                                     May 9, 2002
Tansukh V. Ganatra


/s/ FRANCIS J. JULES
____________________________________            Director and Chief Executive Officer         May 9, 2002
Francis J. Jules


/s/ MICHAEL A. KRUPKA
____________________________________            Director                                     May 9, 2002
Michael A. Krupka


/s/ MICHAEL K. ROBINSON
____________________________________            Executive Vice President and Chief           May 9, 2002
Michael K. Robinson                             Financial and Accounting Officer


/s/ STEVEN L. SCHOONOVER
____________________________________            Director                                     May 9, 2002
Steven L. Schoonover